                                                                  Exhibit 3.2(b)



                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                             _____________________




     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TAKES.COM, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 1999, AT 12 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.








[Secretary's Office Seal]            /s/ Edward J. Freel
                                     ---------------------------------------
                                         Edward J. Freel, Secretary of State


3017290  8100                        AUTHENTICATION:    9825170

991254034                                      DATE:    06-24-99

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                takes.com, inc.
                            (A DELAWARE CORPORATION)

                                  * * * * * *

takes.com, inc., a corporation organized and existing under and by virtue of the

General Corporation Law of the State of Delaware, does hereby certify:

FIRST:

          That the Shareholders and the Board of Directors of the Corporation, PURSUANT TO SECTIONS 141.242 AND 228 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, adopted a resolution declaring the adoption of the following amendment to the Certificate of Incorporation of the
          Corporation:

          ITEM FIRST OF THE CERTIFICATE OF INCORPORATION SHALL READ AS FOLLOWS IN ITS ENTIRETY:


          FIRST: THE NAME OF THE CORPORATION (HEREINAFTER CALLED THE
                 "CORPORATION") IS: Takes.com, Inc.



DATED: June 23, 1999



                                  takes.com, inc.


                                  /s/ Susan Hermann
                                  --------------------
                                  By: Susan Hermann
                                  Its: Assistant Secretary